QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT (a)(1)(G)

FORM OF AMENDED WARRANT

        THE HOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, REPRESENTS, ACKNOWLEDGES, AND AGREES THAT IT WILL NOT AND WILL NOT BE ENTITLED TO, DIRECTLY OR INDIRECTLY, SELL OR TRANSFER THE SECURITIES INTO CANADA OR TO RESIDENTS OF CANADA, EXCEPT IN COMPLIANCE WITH APPLICABLE CANADIAN SECURITIES LAWS. NO SALE OR TRANSFER INTO CANADA OR TO A CANADIAN RESIDENT WILL BE REGISTERED BY WORLD HEART CORPORATION'S TRANSFER AGENT AND ANY ATTEMPT TO EFFECT SUCH A TRANSFER IS INVALID UNLESS MADE IN COMPLIANCE WITH THE ABOVE-NOTED RESTRICTIONS.

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT.

Certificate No.:	No. of Warrants:

WARRANTS
Exercisable to Acquire
Common Shares
of
WORLD HEART CORPORATION
(Incorporated under the Business Corporations Act (Ontario))

        THIS IS TO CERTIFY THAT, for value received,

(the "holder") is the registered holder of the number of Warrants ("Warrants") of World Heart Corporation ("WorldHeart") specified above and for each Warrant held is thereby entitled, to be issued fully paid and non-assessable common shares ("Common Shares") in the capital of WorldHeart, on the basis of one Common Share for each such Warrant, subject to the limitation referred to below, by surrendering to CIBC Mellon Trust Company (the "Warrant Agent") at its principal transfer office in Toronto, Ontario during the exercise period hereinafter referred to, a certified cheque or bank draft made payable to WorldHeart in the amount of the Exercise Price as hereinafter determined in respect of each Common Share to be issued, this Warrant Certificate and a notice of exercise in the form set forth in Appendix 1 annexed hereto duly completed and executed.

        Capitalized terms which are not otherwise defined herein shall have the same meaning as in the Warrant Indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the "Warrant Indenture") dated as of September 15, 2004 between WorldHeart and the Warrant Agent, as warrant agent.

        Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent at the office specified above.

        This Warrant Certificate evidences Warrants of WorldHeart issued or issuable under the provisions of the Warrant Indenture. Reference is made to the Warrant Indenture for particulars of the rights of the holders of the Warrants and of WorldHeart and of the Warrant Agent in respect thereof and of the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. To the extent of any inconsistency between the terms of the Warrant Indenture and the terms of this Warrant Certificate, the terms of the Warrant Indenture shall prevail. WorldHeart will furnish to the holder, on request and upon payment of a reasonable charge for photocopying and postage, a copy of the Warrant Indenture.

        The Warrants evidenced by this Warrant Certificate must be exercised by the holder by 5:00 p.m. (Toronto time) on the date that is 14 days from the date on which the shareholders of WorldHeart approve the purchase by WorldHeart of substantially all of the assets of MedQuest Products, Inc. and the issuance of Common Shares by WorldHeart to Maverick Venture Management, LLC.

        On and after the date of any exercise of the Warrants evidenced by this Warrant Certificate, the holder will have no rights hereunder except to receive certificates representing the Common Shares thereby issued to him upon delivery of: (i) a certified cheque or bank draft payable to WorldHeart in the amount of US$1.00, unless such price has been adjusted in accordance with the provisions of the Warrant Indenture in which case it shall be the adjusted price in effect at the applicable time (the "Exercise Price") in respect of each Common Share to be issued, (ii) this Warrant Certificate, and (iii) duly completed Notice of Exercise as set out on Appendix 1 to the Warrant Agent at its principal office in Toronto, Ontario.

        WorldHeart will not be obligated to issue any fraction of a Common Share on the exercise of any Warrants. To the extent that a holder of Warrants would otherwise have been entitled to receive, on the exercise of the Warrants, a fraction of a Common Share such rate may only be exercised in respect of such fraction in connection with another Warrant or Warrants which in the aggregate entitle the holder to receive a whole number of Common Shares. If a Warrantholder is not able to combine Warrants so as to be entitled to acquire a whole number of Common Shares the number of Common Shares which such Warrantholder is entitled to receive shall be rounded down to the prior whole number.

        The Warrant Indenture provides for adjustments to the number of Common Shares issuable and the Exercise Price in certain events set forth therein.

2

        No Common Share will be issued pursuant to any Warrant if the issuance of such security would constitute a violation of the securities laws of any applicable jurisdiction.

        The Warrant Indenture contains provisions making binding on all holders of Warrants outstanding thereunder certain amendments or waivers approved by 50% of the holders of all Warrants and by WorldHeart.

        On presentation at the principal office of the Warrant Agent in Toronto, Ontario, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged, and such holder shall pay the reasonable cost thereof.

        The Warrants evidenced by this Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal office of the Warrant Agent in Toronto, Ontario by the holder, or its officers, employees, members, partners and managers, or the holder's executors, administrators or other legal representatives or his or its or their respective attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and a written acknowledgement by the transferee substantially in the form of Appendix 3 annexed hereto or otherwise in form satisfactory to the Warrant Agent executed by the transferee and subject to compliance with certain other terms of the Warrant Indenture, and upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, such transfer will be duly noted on such register of transfers by the Warrant Agent. Notwithstanding the foregoing, WorldHeart will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any applicable jurisdiction.

        The holding of this Warrant Certificate will not constitute the holder as a shareholder of WorldHeart or entitle him or it to any right or interest as a shareholder except as otherwise provided in the Warrant Indenture.

        This Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture. Time will be of the essence hereof.

        The Warrants and the Common Shares issuable upon the exercise of the Warrants will be subject to statutory resale restrictions under the applicable securities legislation in Canada and the United States.

3

        IN WITNESS WHEREOF WorldHeart has caused this Warrant Certificate to be signed by its duly authorized officer as of                                                   .

WORLD HEART CORPORATION
By:	Name: Jal S. Jassawalla Title: President and Chief Executive Officer

        This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture within mentioned.

CIBC MELLON TRUST COMPANY, as Warrant Agent
By:	Authorized Signing Officer

4

APPENDIX 1

NOTICE OF EXERCISE

To:	WORLD HEART CORPORATION
And To:	CIBC MELLON TRUST COMPANY

The undersigned holder of the Warrants evidenced by the within Warrant Certificate hereby exercises its right to be issued Common Shares of World Heart Corporation (or such other securities or property to which such exercise entitles him in lieu thereof or in addition thereto under the provisions of the Warrant Indenture mentioned in such Warrant Certificate) that are issuable upon the exercise of such Warrants, on the terms specified in such Warrant Certificate and Warrant Indenture and in connection therewith has enclosed a certified cheque or bank draft payable to World Heart Corporation in an amount equal to US$1.00 (or price as adjusted) in respect of each Common Share to be issued.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full	Address(es) in full, Account No., S.I.N. [Note US residents must include their Taxpayer Identification Number]	Number(s) of Common Shares

This Notice of Exercise must be accompanied by a Declaration substantially in the form of Exhibit 1 to the Warrant Certificate duly completed and executed by the holder if the Warrant Certificate is to be transferred to or exercised by a non-U.S. Person.

(Please print full name in which certificates for Common Shares are to be issued. If any securities are to be issued to a person or persons other than the holder, the holder must pay to the Warrant Agent all exigible transfer taxes or other government charges and sign the Form of Transfer.)

DATED this                        day of                               ,                            .

)
	)	Signature of Registered Holder
)
)
Witness	)	Name of Registered Holder

Note:	The name of the Registered Holder of this Notice of Exercise must be the same as the name appearing on the face page of the Warrant Certificate to which this Appendix is attached.

☐	Please check if the Common Share certificates are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed.

Certificates will be delivered or mailed as soon as practicable after the due surrender of this Warrant Certificate to which this Appendix is attached in accordance with the terms of the Warrant Indenture.

Manner of Delivery

If this Notice of Exercise is delivered by mail: CIBC Mellon Trust Company, P.O. Box 1036 Adelaide St. Postal Station, Toronto, Ontario M5C 2K4.

If this Notice of Exercise is delivered by hand or courier: CIBC Mellon Trust Company, 199 Bay Street, Commerce Court West, Securities Level, Toronto Ontario, M5L 1G9. Attention: Courier Window

EXHIBIT 1

DECLARATION

TO: CIBC Mellon Trust Company

The undersigned (1) acknowledges that the transfer to the undersigned of                          Warrants of World Heart Corporation, represented by certificate number(s)                          to which this declaration relates (the "Warrant Certificates"), is being made in reliance on and in compliance with Rule 903 or 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (2) certifies that (a) it is not an "affiliate" (as defined in Rule 405 under the U.S. Securities Act) of World Heart Corporation, (b) it is not a "U.S. Person" as that term is defined in Regulation S under the U.S. Securities Act, and (c) it is not a "dealer" as defined in section 2(12) of the U.S. Securities Act or a person receiving a selling concession, fee or other remuneration in respect of the Warrant Certificate(s); or, in connection with the exercise or deemed exercise of the Warrant Certificate(s), the undersigned certifies that it is not a "U.S. Person", nor is it exercising the Warrant Certificate(s) on behalf of a "U.S. Person", as that term is defined in Regulation S under the U.S. Securities Act.

DATED this                             day of                                         , 200     .

Name: Title:

Manner of Delivery

If this Declaration is delivered by mail: CIBC Mellon Trust Company, P.O. Box 1036 Adelaide St. Postal Station, Toronto, Ontario M5C 2K4.

If this Declaration is delivered by hand or courier: CIBC Mellon Trust Company, 199 Bay Street, Commerce Court West, Securities Level, Toronto Ontario, M5L 1G9. Attention: Courier Window

APPENDIX 2

FORM OF TRANSFER

        Any transfer of Warrants will require compliance with applicable securities legislation. Transferors and transferees are urged to contact legal counsel before effecting any such transfers.

        FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

Name:
Address:

(such person, the "Transferee")                                                   Warrants of World Heart Corporation ("WorldHeart") registered in the name of the undersigned on the records of WorldHeart maintained by CIBC Mellon Trust Company represented by the attached Warrant Certificate and does hereby appoint as its attorney with full power of a substitution to transfer the Warrants on the appropriate register of the Warrant Agent.

        The undersigned confirms that the transfers are made in compliance with all applicable securities legislation and requirements of regulatory authorities including without limitation any undertaking given to the Toronto Stock Exchange.

        If the sale evidenced hereby is being made to a U.S. Person (as such term is defined in Regulation S to the United States Securities Act of 1933 (the "1933 Act"), the undersigned by the execution of this form of transfer hereby certifies that such sale does not require registration of the Warrants being transferred hereby under the 1933 Act and tenders herewith evidence satisfactory to WorldHeart to such effect.

DATED this                          day of                                                   ,              .

	) ) ) )	Signature of Transferor Name of Transferor
Signature of Transferor must be guaranteed by a Canadian chartered bank, a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized signature Medallion program

Manner of Delivery

        If this Form of Transfer is delivered by mail: CIBC Mellon Trust Company, P.O. Box 1036 Adelaide St. Postal Station, Toronto, Ontario M5C 2K4.

        If this Form of Transfer is delivered by hand or courier: CIBC Mellon Trust Company, 199 Bay Street, Commerce Court West, Securities Level, Toronto Ontario, M5L 1G9. Attention: Courier Window

APPENDIX 3

ACKNOWLEDGEMENT OF TRANSFEREE

TO:	[Name of Transferor]
— and —
World Heart Corporation ("WorldHeart")
— and —
CIBC Mellon Trust Company (the "Warrant Agent")

        The undersigned transferee of                                                   Warrants of World Heart Corporation hereby (i) acknowledges that such Warrants are subject to the terms, conditions and provisions of a Warrant Indenture made as of September 15, 2004 (the "Indenture") between WorldHeart and the Warrant Agent.

DATED this                          day of                                                   ,              .

Print Name of Transferee
By:
Signature
Office or Title

Address of Transferee

Manner of Delivery

        If this Acknowledgement of Transferee is delivered by mail: CIBC Mellon Trust Company, P.O. Box 1036 Adelaide St. Postal Station, Toronto, Ontario M5C 2K4.

        If this Acknowledgement of Transferee is delivered by hand or courier: CIBC Mellon Trust Company, 199 Bay Street, Commerce Court West, Securities Level, Toronto Ontario, M5L 1G9. Attention: Courier Window

QuickLinks

APPENDIX 1 NOTICE OF EXERCISE
APPENDIX 2 FORM OF TRANSFER
APPENDIX 3 ACKNOWLEDGEMENT OF TRANSFEREE